NEITHER THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS, AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) AN EXEMPTION FROM SUCH REGISTRATION EXISTS AND THE COMPANY RECEIVES AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED.

Effective Date: March 6, 2025	Void After: March 5, 2030

GLOBAL ACQUISITIONS CORPORATION

FORM OF

WARRANT TO PURCHASE COMMON STOCK

Global Acquisitions Corporation, a Nevada corporation (the “Company”), for value received on  March 6, 2025 (the “Effective Date”), hereby issues to Darren Cahill (the “Holder”) this Warrant (the “Warrant”) to purchase up to 250,000 shares (each such share as from time to time adjusted as hereinafter provided being a “Warrant Share” or “Share” and all such shares being the “Warrant Shares” or “Shares”) of the Company’s Common Stock (as defined below), at the Exercise Price (as defined below), as adjusted from time to time as provided herein, on or before March 5, 2030 (the “Expiration Date”), all subject to the following terms and conditions.

As used in this Warrant, (i) “Business Day” means any day other than Saturday, Sunday or any other day on which commercial banks in the City of Las Vegas, Nevada, are authorized or required by law or executive order to close; (ii) “Common Stock” means the common stock of the Company, par value $0.001 per share, including any securities issued or issuable with respect thereto or into which or for which such shares may be exchanged for, or converted into, pursuant to any stock dividend, stock split, stock combination, recapitalization, reclassification, reorganization or other similar event; (iii) “Exercise Price” means $1.70 per share of Common Stock, subject to adjustment as provided herein; (iv) “Trading Day” means any day on which the Common Stock is traded on the primary national or regional stock exchange on which the Common Stock is listed, or if not so listed, the over-the-counter market (including as quoted by the OTC Markets Group, Inc.), if quoted thereon, is open for the transaction of business; and (v) “Affiliate” means any person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, a person, as such terms are used and construed in Rule 144 promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

1.     DURATION AND EXERCISE OF WARRANTS

(a)           Exercisability; Expiration.  The Holder may exercise this Warrant for up to a maximum of enter one-half of total Warrant Shares on any Business Day prior to the one-year anniversary of the Effective Date.  Beginning on the one-year anniversary of the Effective Date, the Holder may exercise this Warrant for up to all of the remaining Warrant Shares on any Business Day on or before 5:00 P.M., Pacific Time, on the Expiration Date, at which time this Warrant shall become void and of no value.

(b)    Exercise Procedures.

(i)            While this Warrant remains outstanding and exercisable in accordance with Section 1(a), the Holder may exercise any portion of this Warrant in whole or in part at any time and from time to time by:

(A)          delivery to the Company of a duly executed copy of the Notice of Exercise attached as Exhibit A;

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(B)          surrender of this Warrant to the Secretary of the Company at its principal offices or at such other office or agency as the Company may specify in writing to the Holder; and

(C)          payment of the then-applicable Exercise Price per share multiplied by the number of Warrant Shares being purchased upon exercise of the Warrant (such amount, the “Aggregate Exercise Price”) made in the form of cash, or by certified check, bank draft or money order payable in lawful money of the United States of America or in the form of a net issuance exercise permitted and provided for in Section 1(e) below.

(ii)           Upon the exercise of this Warrant in compliance with the provisions of this Section 1(b), the Company shall promptly issue and cause to be delivered to the Holder a certificate for the Warrant Shares purchased by the Holder.  Each exercise of this Warrant shall be effective immediately prior to the close of business on the date (the “Date of Exercise”) that the conditions set forth in Section 1(b) have been satisfied, as the case may be.  On the first Business Day following the date on which the Company has received each of the Notice of Exercise and the Aggregate Exercise Price (the “Exercise Delivery Documents”), the Company shall transmit an acknowledgment of receipt of the Exercise Delivery Documents to the Company’s transfer agent (the “Transfer Agent”). On or before the fifth Business Day following the date on which the Company has received all of the Exercise Delivery Documents (the “Share Delivery Date”), the Company shall issue and dispatch by overnight courier to the address as specified in the Notice of Exercise, a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder is entitled pursuant to such exercise unless the Holder instructs the Company to issue the Shares in “book-entry” format.  Upon delivery of the Exercise Delivery Documents, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of the certificates or of “book-entry” notation evidencing such Warrant Shares.

(d)           Partial Exercise.  Any portion of this Warrant shall be exercisable, either in its entirety or, from time to time, for part only of the number of Warrant Shares referenced by this Warrant. If this Warrant is exercised in part, the Company shall issue, at its expense, a new Warrant, in substantially the form of this Warrant, referencing such reduced number of Warrant Shares that remain subject to this Warrant.

(e)    Net Issuance Exercise. Notwithstanding any other provision contained herein to the contrary, the Holder may elect to receive, without the payment by the Holder of the aggregate Exercise Price in respect of the Shares to be acquired, Shares equal to the value of this Warrant or any portion hereof by the surrender of this Warrant (or such portion of this Warrant being so exercised) together with the Net Issue Election Notice annexed hereto as Exhibit C duly executed, at the office of the Company. Thereupon, the Company shall issue to the Holder such number of fully paid, validly issued and non-assessable Shares as is computed using the following formula:

X =	Y(A-B)
A

where

X = the number of Shares which the Holder has then requested be issued to the Holder;

Y = the number of Shares covered by this Warrant that the Holder is surrendering at such time for net issuance exercise (including both shares to be issued to the Holder and shares to be canceled as payment therefor);

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A = the Fair Market Value (as defined below) of one Share as at the time the net issue election is made; and

B = the Exercise Price in effect under this Warrant at the time the net issue election is made.

As used herein, "Fair Market Value" means, as of any particular date: (a) the volume weighted average of the closing sales prices of the Common Stock for such day on all domestic securities exchanges on which the Common Stock may at the time be listed; (b) if there have been no sales of the Common Stock on any such exchange on any such day, the average of the highest bid and lowest asked prices for the Common Stock on all such exchanges at the end of such day; (c) if on any such day the Common Stock is not listed on a domestic securities exchange, the closing sales price of the Common Stock as quoted on any tier of the OTC Market Group (including Pink Market) or similar quotation system or association for such day; or (d) if there have been no sales of the Common Stock on any tier of the OTC Market Group (including “Pink” market) or similar quotation system or association on such day, the average of the highest bid and lowest asked prices for the Common Stock quoted on the any tier of the OTC Market Group (including Pink Market) or similar quotation system or association at the end of such day; in each case, averaged over twenty (20) consecutive Business Days ending on the Business Day immediately prior to the day as of which "Fair Market Value" is being determined; provided, that if the Common Stock is listed on any domestic securities exchange, the term "Business Day" as used in this sentence means Business Days on which such exchange is open for trading.

If at any time the Common Stock is not listed on any domestic securities exchange or quoted on any tier of the OTC Market Group (including Pink Market) or similar quotation system or association, the "Fair Market Value" of the Common Stock shall be the fair market value per share as determined jointly by the Board and the Holder; provided, that if the Board and the Holder are unable to agree on the fair market value per share of the Common Stock within a reasonable period of time (not to exceed fifteen (15) days from the Company's receipt of the Exercise Agreement), such fair market value shall be determined by a nationally recognized investment banking, accounting or valuation firm engaged by the Company). The determination of such firm shall be final and conclusive, and the fees and expenses of such valuation firm shall be borne in equal parts by the Company and the Holder.  In so determining the Fair Market Value of the Common Stock, an orderly sale transaction between a willing buyer and a willing seller shall be assumed, using valuation techniques then prevailing in the securities industry without regard to the lack of liquidity of the Common Stock due to any restrictions (contractual or otherwise) applicable thereto or any discount for minority interests, and assuming full disclosure of all relevant information and a reasonable period of time for effectuating such sale and assuming the sale of all of the issued and outstanding Common Stock (including fractional interests) calculated on a fully diluted basis to include the conversion or exchange of all securities then outstanding that are convertible into or exchangeable for Common Stock and the exercise of all rights and warrants then outstanding and exercisable to purchase shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock; provided, that such assumption shall not include those securities, rights and warrants (a) owned or held by or for the account of the Company or any of its subsidiaries, or (b) convertible or exchangeable into Common Stock where the conversion, exchange, or exercise price per share is greater than the Fair Market Value.

(f)            Disputes.  In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed and resolve such dispute in accordance with Section 16.

2.     ISSUANCE OF WARRANT SHARES

(a)           The Company covenants that all Warrant Shares will, upon issuance, be (i) duly authorized, fully paid and non-assessable, and (ii) free from all liens, charges and security interests, except as arising from applicable Federal and state securities laws.

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(b)           The Company shall register this Warrant upon records to be maintained by the Company for that purpose in the name of the record holder of such Warrant from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner thereof for the purpose of any exercise thereof, any distribution to the Holder thereof and for all other purposes.

(c)           The Company will not, by amendment of its articles of incorporation, by-laws or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all action necessary or appropriate in order to protect the rights of the Holder to exercise this Warrant, or against impairment of such rights.

3.     ADJUSTMENTS OF EXERCISE PRICE, NUMBER AND TYPE OF WARRANT SHARES

(a)           The Exercise Price and the number of shares purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of certain events described in this Section 3(a).

(i)            Subdivision or Combination of Stock. In case the Company shall at any time subdivide (whether by way of stock dividend, stock split or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of Warrant Shares shall be proportionately increased, and conversely, in case the outstanding shares of Common Stock of the Company shall be combined (whether by way of stock combination, reverse stock split or otherwise) into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased and the number of Warrant Shares shall be proportionately decreased.  The Exercise Price and the Warrant Shares, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described in this Section 3(a)(i).

(ii)           Dividends in Stock, Property, Reclassification. If at any time, or from time to time, all of the holders of Common Stock (or any shares of stock or other securities at the time receivable upon the exercise of this Warrant) shall have received or become entitled to receive, without payment therefore:

(A)          any shares of stock or other securities that are at any time directly or indirectly convertible into or exchangeable for Common Stock, or any rights or options to subscribe for, purchase or otherwise acquire any of the foregoing by way of dividend or other distribution, or

(B)          additional stock or other securities or property (including cash) by way of spin-off, split-up, reclassification, combination of shares or similar corporate rearrangement (other than shares of Common Stock issued as a stock split or adjustments in respect of which shall be covered by the terms of Section 3(a)(i) above), then and in each such case, the Exercise Price and the number of Warrant Shares to be obtained upon exercise of this Warrant shall be adjusted proportionately, and the Holder hereof shall, upon the exercise of this Warrant, be entitled to receive, in addition to the number of shares of Common Stock receivable thereupon, and without payment of any additional consideration therefor, the amount of stock and other securities and property (including cash in the cases referred to above) that such Holder would hold on the date of such exercise had such Holder been the holder of record of such Common Stock as of the date on which holders of Common Stock received or became entitled to receive such shares or all other additional stock and other securities and property.  The Exercise Price and the Warrant Shares, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described in this Section 3(a)(ii).

(iii)          Reorganization, Reclassification, Consolidation, Merger or Sale. If any recapitalization, reclassification (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up, or combination of shares) or reorganization of the capital stock of the Company, or any consolidation or merger of the

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Company with another corporation, or the sale of all or substantially all of its assets or other transaction shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities, or other assets or property (an “Organic Change”), then, as a condition of such Organic Change, lawful and adequate provisions shall be made by the Company whereby the Holder hereof shall thereafter have the right to purchase and receive (in lieu of the shares of the Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented by this Warrant) such shares of stock, securities or other assets or property as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore purchasable and receivable assuming the full exercise of the rights represented by this Warrant. In the event of any Organic Change, appropriate provision shall be made by the Company with respect to the rights and interests of the Holder of this Warrant to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Exercise Price and of the number of shares purchasable and receivable upon the exercise of this Warrant) shall thereafter be applicable, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof. The Company will not effect any such consolidation, merger or sale unless, prior to the consummation thereof, the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall assume, by written instrument reasonably satisfactory in form and substance to the Holder, the obligation to deliver to such Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such Holder may be entitled to purchase.  If there is an Organic Change, then the Company shall cause to be mailed to the Holder at its last address as it shall appear on the books and records of the Company, at least 5 calendar days before the effective date of the Organic Change, a notice stating the date on which such Organic Change is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares for securities, cash, or other property delivered upon such Organic Change; provided, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice.  The Holder is entitled to exercise this Warrant during the 5-day period commencing on the date of such notice to the effective date of the event triggering such notice instead of giving effect to the provisions in this Section 3(a)(iii).

(b)           Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment pursuant to this Section 3, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to Holder of this Warrant a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall promptly furnish or cause to be furnished to Holder a like certificate setting forth: (i) such adjustments and readjustments; and (ii) the number of shares and the amount, if any, of other property which at the time would be received upon the exercise of the Warrant.

(c)           Certain Events. If any event occurs as to which the other provisions of this Section 3 are not strictly applicable but the lack of any adjustment would not fairly protect the purchase rights of the Holder under this Warrant in accordance with the basic intent and principles of such provisions, or if strictly applicable would not fairly protect the purchase rights of the Holder under this Warrant in accordance with the basic intent and principles of such provisions, then the Company’s Board of Directors will, in good faith, make an appropriate adjustment to protect the rights of the Holder; provided, that no such adjustment pursuant to this Section 3(c) will increase the Exercise Price or decrease the number of Warrant Shares as otherwise determined pursuant to this Section 3.

4.     TRANSFERS AND EXCHANGES OF WARRANT AND WARRANT SHARES

(a)           Restrictions on Transfers. Neither this Warrant nor any Warrant Shares may be transferred at any time unless (i) registered pursuant to an effective registration statement under the Securities Act or (ii) pursuant to a valid exemption from such registration and Holder provides to the Company a written opinion of legal counsel addressed to the Company that the proposed transfer of the Warrant or the Warrant Shares may be effected pursuant to such exemption from registration under the Securities Act, which opinion will be in form and from counsel reasonably satisfactory to the Company.

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(b)           Registration of Transfers and Exchanges. Subject to Section 4(c), upon the Holder’s surrender of this Warrant, with a duly executed copy of the Form of Assignment attached as Exhibit B, to the Secretary of the Company at its principal offices or at such other office or agency as the Company may specify in writing to the Holder, the Company shall register the transfer of all or any portion of this Warrant. Upon such registration of transfer, the Company shall issue a new Warrant, in substantially the form of this Warrant, evidencing the acquisition rights transferred to the transferee and a new Warrant, in similar form, evidencing the remaining acquisition rights not transferred, to the Holder requesting the transfer.

(c)           Warrant Exchangeable for Different Denominations. The Holder may exchange this Warrant for a new Warrant or Warrants, in substantially the form of this Warrant, evidencing in the aggregate the right to purchase the number of Warrant Shares which may then be purchased hereunder, each of such new Warrants to be dated the date of such exchange and to represent the right to purchase such number of Warrant Shares as shall be designated by the Holder. The Holder shall surrender this Warrant with duly executed instructions regarding such re-certification of this Warrant to the Secretary of the Company at its principal offices or at such other office or agency as the Company may specify in writing to the Holder.

5.     MUTILATED OR MISSING WARRANT CERTIFICATE

                If this Warrant is mutilated, lost, stolen or destroyed, upon request by the Holder, the Company will, at its expense, issue, in exchange for and upon cancellation of the mutilated Warrant, or in substitution for the lost, stolen or destroyed Warrant, a new Warrant, in substantially the form of this Warrant, representing the right to acquire the equivalent number of Warrant Shares; provided, that, as a prerequisite to the issuance of a substitute Warrant, the Company may require satisfactory evidence of loss, theft or destruction as well as an indemnity from the Holder of a lost, stolen or destroyed Warrant.

 6.     PAYMENT OF TAXES

The Company will pay all transfer and stock issuance taxes attributable to the preparation, issuance and delivery of this Warrant and the Warrant Shares (and replacement Warrants) including, without limitation, all documentary and stamp taxes; provided, however, that the Company shall not be required to pay any tax in respect of the transfer of this Warrant, or the issuance or delivery of certificates for Warrant Shares or other securities in respect of the Warrant Shares to any person or entity other than to the Holder.

7.             FRACTIONAL WARRANT SHARES

No fractional Warrant Shares shall be issued upon exercise of this Warrant. The Company, in lieu of issuing any fractional Warrant Share, shall round up the number of Warrant Shares issuable to nearest whole share.

8.     NO STOCK RIGHTS AND LEGEND

No holder of this Warrant, as such, shall be entitled to vote or be deemed the holder of any other securities of the Company that may at any time be issuable on the exercise hereof, nor shall anything contained herein be construed to confer upon the holder of this Warrant, as such, the rights of a stockholder of the Company or the right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or give or withhold consent to any corporate action or to receive notice of meetings or other actions affecting stockholders (except as provided herein), or to receive dividends or subscription rights or otherwise (except as provide herein).

                Unless (i) a registration statement covering the Warrant Shares is effective at any time that this Warrant is exercised or (ii) this Warrant is exercised pursuant to Section 1(e) more than six months after the Effective Date, each certificate for Warrant Shares initially issued upon the exercise of this Warrant and shall be stamped or otherwise imprinted with a legend in substantially the following form:

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                “THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR ANY STATE SECURITIES OR “BLUE SKY LAWS,” AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED ABSENT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR COMPLIANCE WITH RULE 144 PROMULGATED UNDER SUCH ACT, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED.”

9.      [INTENTIONALLY OMITTED]

10.   REPORTS TO THE SEC

                The Company shall use its reasonable best efforts to timely file all reports and other documents required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations promulgated by the SEC thereunder (or, if the Company is not required to file such reports, it shall, upon the request of any Holder, make available such information as necessary to permit sales pursuant to exemptions from registration under Rule 144 or Regulation S under the Securities Act, to the extent such exemptions are available).  The Company’s obligations under this Section 10 shall, notwithstanding the Expiration Date of this Warrant, terminate on March 31, 2026.

11.          NOTICES

                All notices, consents, waivers, and other communications under this Warrant must be in writing and will be deemed given to a party when (a) delivered to the appropriate address by hand or by nationally recognized overnight courier service (costs prepaid); (b) sent by e-mail; (c) received or rejected by the addressee, if sent by certified mail, return receipt requested, if to the registered Holder hereof; or (d) seven days after the placement of the notice into the mails (first class postage prepaid), to the Holder, to ___________________________, or if to the Company, to it at 1120 N. Town Center Drive, #160, Las Vegas, NV 89144, Attention: Ronald Boreta, Chief Executive Officer (or to such other address or e-mail address as the Holder or the Company as a party may designate by notice the other party).

12.   SEVERABILITY

If a court of competent jurisdiction holds any provision of this Warrant invalid or unenforceable, the other provisions of this Warrant will remain in full force and effect. Any provision of this Warrant held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

13.   BINDING EFFECT

This Warrant shall be binding upon and inure to the sole and exclusive benefit of the Company, its successors and assigns, the registered Holder or Holders from time to time of this Warrant and the Warrant Shares.

14.   SURVIVAL OF RIGHTS AND DUTIES

Except as otherwise expressly provided herein, this Warrant shall terminate and be of no further force and effect on the earlier of 5:00 P.M., Pacific Time, on the Expiration Date or the date on which this Warrant has been exercised in full.

15.   GOVERNING LAW

This Warrant will be governed by and construed under the laws of the State of Nevada without regard to conflicts of laws principles that would require the application of any other law.

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16.   DISPUTE RESOLUTION

In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall submit the disputed determinations or arithmetic calculations via email within five Business Days of receipt of the Notice of Exercise giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon such determination or calculation of the Exercise Price or the Warrant Shares within five Business Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within five Business Days, submit via email (a) the disputed determination of the Exercise Price to an independent, reputable investment bank selected by the Company and approved by the Holder or (b) the disputed arithmetic calculation of the Warrant Shares to the Company’s then independent, outside accountant. The Company shall cause at its expense the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than ten (10) Business Days from the time it receives the disputed determinations or calculations. Such investment bank’s or accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

17.   NOTICES OF RECORD DATE

Upon (a) any establishment by the Company of a record date of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or right or option to acquire securities of the Company, or any other right, or (b) any capital reorganization, reclassification, recapitalization, merger or consolidation of the Company with or into any other corporation, any transfer of all or substantially all the assets of the Company, or any voluntary or involuntary dissolution, liquidation or winding up of the Company, or the sale, in a single transaction, of a majority of the Company’s voting stock (whether newly issued, or from treasury, or previously issued and then outstanding, or any combination thereof), the Company shall email to the Holder at least ten (10) Business Days, or such longer period as may be required by law, prior to the record date specified therein, a notice specifying (i) the date established as the record date for the purpose of such dividend, distribution, option or right and a description of such dividend, option or right, (ii) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up, or sale is expected to become effective and (iii) the date, if any, fixed as to when the holders of record of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, transfer, consolation, merger, dissolution, liquidation or winding up.

18.   RESERVATION OF SHARES

The Company shall reserve and keep available out of its authorized but unissued shares of Common Stock for issuance upon the exercise of this Warrant, free from pre-emptive rights, such number of shares of Common Stock for which this Warrant shall from time to time be exercisable.  The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation. Without limiting the generality of the foregoing, the Company covenants that it will use commercially reasonable efforts to take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant and use commercially reasonable efforts to obtain all such authorizations, exemptions or consents, including but not limited to consents from the Company’s stockholders or Board of Directors or any public regulatory body, as may be necessary to enable the Company to perform its obligations under this Warrant.

19.   NO THIRD PARTY RIGHTS

This Warrant is not intended, and will not be construed, to create any rights in any parties other than the Company and the Holder, and no person or entity may assert any rights as third-party beneficiary hereunder.

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20.          SECTION HEADINGS

                The Section headings in this Warrant are for purposes of convenience only and shall not constitute a part hereof.

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed as of the date first set forth above.

GLOBAL ACQUISITIONS CORPORATION By: /s/ Ronald Boreta Name: Ronald Boreta Title: President and Chief Executive Officer

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EXHIBIT A

NOTICE OF EXERCISE

(To be executed by the Holder of Warrant if such Holder desires to exercise Warrant)

To Global Acquisitions Corporation:

The undersigned hereby irrevocably elects to exercise this Warrant and to purchase thereunder, ___________________ full shares of Global Acquisitions Corporation common stock issuable upon exercise of the Warrant and delivery of:

$_________ (in cash as provided for in the foregoing Warrant) and any applicable taxes payable by the undersigned pursuant to such Warrant.

The undersigned requests that certificates for such shares be issued in the name of:

_________________________________________

(Please print name, address and social security or federal employer identification number (if applicable))

_________________________________________

_________________________________________

                If the shares issuable upon this exercise of the Warrant are not all of the Warrant Shares which the Holder is entitled to acquire upon the exercise of the Warrant, the undersigned requests that a new Warrant evidencing the rights not so exercised be issued in the name of and delivered to:

_________________________________________

(Please print name, address and social security or federal employer identification number (if applicable))

_________________________________________

_________________________________________

Name of Holder (print): _____________________________

(Signature): ______________________________________

(By:) ___________________________________________

(Title:) __________________________________________

Dated: __________________________________________

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EXHIBIT B

FORM OF ASSIGNMENT

FOR VALUE RECEIVED, ___________________________________ hereby sells, assigns and transfers to each assignee set forth below all of the rights of the undersigned under the Warrant (as defined in and evidenced by the attached Warrant) to acquire the number of Warrant Shares set opposite the name of such assignee below and in and to the foregoing Warrant with respect to said acquisition rights and the shares issuable upon exercise of the Warrant:

Name of Assignee	Address	Number of Shares

If the total of the Warrant Shares are not all of the Warrant Shares evidenced by the foregoing Warrant, the undersigned requests that a new Warrant evidencing the right to acquire the Warrant Shares not so assigned be issued in the name of and delivered to the undersigned.

Attached hereto is a written opinion of legal counsel addressed to the Company that the proposed transfer of the Warrant may be effected pursuant to a valid exemption from registration under the Securities Act.

Name of Holder (print):  _________________________

(Signature):   __________________________________

(By:) _______________________________________

(Title:)   ______________________________________

Dated:   ______________________________________

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EXHIBIT C GLOBAL ACQUISITIONS CORPORATION NET ISSUE ELECTION NOTICE

To: [Name]

Date: [_______________]

The undersigned hereby elects under Section 1(e) of this Warrant to surrender the right to purchase [________________] Shares pursuant to this Warrant and hereby requests the issuance of [______________] Shares.

Signature

Name for Registration

Mailing Address

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